As filed with the Securities and Exchange Commission on November 9, 2009	Registration No. 333-136855

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2
ON FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DIGITALFX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	7373	65-0358792
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Abraham Sofer, President
DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☒

Deregistration of Securities

On November 30, 2006, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form SB-2 (File No. 333-136855) of DigitalFX International, Inc. (“we” or “our”) initially filed with the SEC on August 23, 2006, which filing was subsequently amended on October 5, 2006, November 11, 2006, November 28, 2006, May 22, 2007 and April 16, 2008 (the “Registration Statement”), registering the resale by the selling shareholders identified in the prospectus of an aggregate of 22,095,892 shares of our common stock.  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 9, 2009.

DIGITALFX INTERNATIONAL, INC.
(Registrant)

By:	/s/ Richard Kall
Richard Kall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Kall Richard Kall	Chairman, Chief Executive Officer (Principal Executive Officer)	November 9, 2009
/s/ Tracy Sperry Tracy Sperry	Chief Financial Officer (Principal Accounting Officer)	November 9, 2009
/s/ Abraham Sofer Abraham Sofer	President	November 9, 2009
/s/ David Weaver David Weaver	Director	November 9, 2009